UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 31, 2017

CAPITAL SOUTHWEST CORPORATION

(Exact Name Of Registrant As Specified In Charter)

Texas	814-00061	75-1072796
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Lyndon B. Johnson Freeway, Suite 1300

Dallas, Texas 75240

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 238-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this “Form 8-K/A”) is an amendment to the Current Report on Form 8-K of Capital Southwest Corporation, dated August 30, 2017 (the “Original Form 8-K”). This Form 8-K/A is being filed to correct an error in the ex-dividend date from September 13, 2017 to September 14, 2017 included in the Exhibit No. 99.1 issued on August 30, 2017. Due to changes in NASDAQ Rule 11140(b)(1) set to take effect on September 5, 2017, the ex-dividend date for all distributions will generally change from two business days before the record date to one business day before the record date.

Item 8.01  Other Events.

On August 30, 2017, the Capital Southwest Corporation Board of Directors declared a quarterly cash dividend of $0.24 per share of common stock.  The dividend is payable on October 2, 2017 to shareholders of record on September 15, 2017.  On August 31, 2017, Capital Southwest Corporation clarified the ex-dividend date of September 14, 2017. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)          Exhibits

Exhibit No.	Description
99.1	Press release issued by Capital Southwest Corporation on August 31, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 31, 2017

By:	/s/ Michael S. Sarner
Name: Michael S. Sarner
Title: Chief Financial Officer

EXHIBIT INDEX

Ugust 8
Exhibit No.	Description
99.1	Press release issued by Capital Southwest Corporation on August 31, 2017